UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Horace Mann Life Insurance Company Separate Account Horace Mann Life Insurance Company Qualified Group Annuity Separate Account
(Name of Registrant as Specified In Its Charter)

Horace Mann Life Insurance Company
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Subject line: <First Name>, we still need your vote

Dear <first name>,

The voting deadline is approaching. We have not yet received your vote on a proxy that authorizes Horace Mann to change some of the underlying investment options in your variable annuity.

This vote is critical to provide a more streamlined array of diverse investment options. Additionally the Replacement Portfolios that we are suggesting generally have a lower expense ratio resulting in more of the money in your retirement plan actually going to your retirement savings.*

Click the “Vote” button below or call 888-227-9349 to reach an automated voting line. Your control number is 999999999.

Please vote today. If you have any questions, please call Horace Mann Life Insurance Company at 855-806-7765.

Chase Polly

717-267-2767

Chase.Polly@horacemann.com

A breakdown of the current lineup and proposal can be found here.

*	In situations where the investment option change results in a higher expense ratio on the Replacement Portfolio than the Existing Portfolio, Horace Mann will reimburse the difference in the expense ratio for a period of 24 months after the substitutions, for those clients who were contract owners on the date of the substitutions and who, as a result of a substitution, had contract value allocated to the Replacement Portfolio.

EMR-00100 (1/16)

Horace Mann annuity products are underwritten by Horace Mann Life Insurance Company. While you can receive the benefits of tax deferral in any product used in a tax-qualified retirement plan, an annuity offers additional benefits. In order to offer these benefits, there are additional charges and fees included in the annuity. Annuities should be considered long-term investments. If you take money out before age 59  1⁄2, you could be subject to a penalty tax of 10% in addition to income taxes. You should consult with your tax advisor regarding any tax-favored products.

You have received this email because you are a Horace Mann customer. To ensure that you continue to receive these e-mails,

please add horacemann.com to your e-mail address book or safe-sender list. If you do not wish to receive future commercial e-mail messages from us at the address, please use this link to unsubscribe.

©2016 Horace Mann Educators Corp. | One Horace Mann Plaza, Springfield, IL 62715 | 800-999-1030

www.horacemann.com

Subject line: <First name>, take action on your annuity contract

Dear <first name>,

The voting deadline is approaching. We have not yet received your vote on a proxy that authorizes Horace Mann to change some of the underlying investment options in your variable annuity.

This vote is critical to provide a more streamlined array of diverse investment options. Additionally the Replacement Portfolios that we are suggesting generally have a lower expense ratio resulting in more of the money in your retirement plan actually going to your retirement savings.*

Click the “Vote” button below or call 888-227-9349 to reach an automated voting line. Your control number is 999999999.

Please vote today. If you have any questions, please call Horace Mann Life Insurance Company at 855-806-7765.

Chase Polly

717-267-2767

Chase.Polly@horacemann.com

A breakdown of the current lineup and proposal can be found here.

*	In situations where the investment option change results in a higher expense ratio on the Replacement Portfolio than the Existing Portfolio, Horace Mann will reimburse the difference in the expense ratio for a period of 24 months after the substitutions, for those clients who were contract owners on the date of the substitutions and who, as a result of a substitution, had contract value allocated to the Replacement Portfolio.

EMR-00099 (1/16)

Horace Mann annuity products are underwritten by Horace Mann Life Insurance Company. While you can receive the benefits of tax deferral in any product used in a tax-qualified retirement plan, an annuity offers additional benefits. In order to offer these benefits, there are additional charges and fees included in the annuity. Annuities should be considered long-term investments. If you take money out before age 59  1⁄2, you could be subject to a penalty tax of 10% in addition to income taxes. You should consult with your tax advisor regarding any tax-favored products.

You have received this email because you are a Horace Mann customer. To ensure that you continue to receive these e-mails,

please add horacemann.com to your e-mail address book or safe-sender list. If you do not wish to receive future commercial e-mail messages from us at the address, please use this link to unsubscribe.

©2016 Horace Mann Educators Corp. | One Horace Mann Plaza, Springfield, IL 62715 | 800-999-1030

www.horacemann.com